Exhibit 5.2

July 2, 2012

Satélites Mexicanos, S.A. de C.V.

Avenida Paseo de la Reforma 222

Pisos 20 y 21

Colonia Juárez

06600 Mexico, D.F.

Re:	Satélites Mexicanos, S.A. de C.V. Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special Mexican counsel for Satélites Mexicanos, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Company”), Alterna’TV International Corporation, a Delaware corporation, and Alterna’TV Corporation, a Delaware corporation (together, the “Guarantors” and, together with the Company, the “Registrants”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to US$35,000,000 aggregate principal amount of 9.50% Senior Secured Notes due 2017 (the “Exchange Notes”), which are unconditionally guaranteed by the Guarantors as to the payment of principal and interest by, and performance of the obligations of, the Company, in each case, under the Indenture (as defined below) pursuant to the Guarantees, made as of May 5, 2011, and reaffirmed effective as of April 9, 2012, by each of the Guarantors in connection with the Indenture (the “Guarantees”), in exchange for all of the Company’s outstanding 9.50% Senior Secured Notes due 2017 (the “Original Notes”, and together with the unconditional Guarantees thereof by the Guarantors, the “Original Securities”), which were originally issued by the Company, in a private placement, on April 9, 2012 in reliance upon an exemption from registration under the Securities Act and are subject to certain transfer restrictions.

The Original Securities were issued on April 9, 2012 under an Indenture (the “Original Notes Indenture”), dated as of May 5, 2011, between the then Satmex Escrow, S.A. de C.V. (the “Escrow Issuer”), and Wilmington Trust FSB (the “Trustee”), and reaffirmed by the Company effective as of April 9, 2012. The Company assumed the obligations of the Escrow Issuer pursuant to an Assumption Indenture (the “Assumption Indenture”), dated as of May 26, 2011. In addition, on May 26, 2011, the Escrow Issuer was merged with and into the Company, with the Company as the surviving entity. The Original Notes Indenture and the Assumption Indenture are together referred to herein as the “Indenture”. The Exchange Notes will be issued under the Indenture. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

In connection with our representation of the Registrants and the preparation of this opinion letter, we have examined solely the following documents (collectively, the “Documents”):

Satélites Mexicanos, S.A. de C.V.

July 2, 2012

1. the Registration Statement;

2. an executed copy of the Indenture;

3. executed copies of the Guarantees;

4. the form of Exchange Notes;

5. the Articles or Certificate of Incorporation and Bylaws or other equivalent organizational documents, as amended through the date hereof, of the Company;

6. a copy of the resolutions adopted by the board of directors of the Company approving the filing of the Registration Statement, certified as of the date hereof by an officer of the Company; and

7. such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed, without investigation, the following: (i) validity, binding effect and enforceability of the Indenture, the Exchange Notes and the Guarantees under the laws of the State of New York in the United States of America, (ii) the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents; (ii) that each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and (iii) each of the parties (other than the Company and the Guarantors) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. Additionally, as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

We express no opinion as to any laws other than the laws of Mexico and we have assumed that there is nothing in the law of any other jurisdiction that affects this opinion, which is delivered based upon applicable laws of Mexico as of the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the opinions stated herein and do not express or imply any opinion on or based on the criteria or standards provided for in such laws. As to questions related to the laws of the United States of America we have relied, without making any independent investigation with respect thereto, and with your consent, for purposes of delivery of this opinion, on the other opinions and certificates delivered in connection with the issuance of the Exchange Notes by all the relevant parties and this opinion, to the extent such opinions and certificates contain assumptions and qualifications, shall be, except with respect to matters of Mexican law, subject to such assumptions and qualifications.

Satélites Mexicanos, S.A. de C.V.

July 2, 2012

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. the Company has been duly incorporated and is validly existing as a sociedad anónima de capital variable under the laws of Mexico and has the power and authority to issue and deliver the Exchange Notes under the exchange offer; and

2. the Exchange Notes have been duly authorized by the Company.

In rendering the foregoing opinion, we have relied (i) as to factual matters (a) on certificates of directors and executive officers of the Company and (b) on the Documents and (ii) as to matters of the laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, on the opinion of Greenberg Traurig, P.A., special United States counsel for the Company and the Guarantors.

We note that Alejandro Sainz Orantes, a partner of this firm is currently a Director and Secretary of the board of directors of the Company.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware after the date hereof of any fact that might change the opinions expressed herein.

This opinion letter is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent; provided, however, that Greenberg Traurig, LLP may rely upon this opinion in rendering their opinion to you.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Service of Process and Enforcement of Civil Liabilities” and “Validity of the Exchange Notes” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Sincerely,

/s/ Cervantes Sainz, S.C.
CERVANTES SAINZ, S.C.